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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE

$240,349,125.00                                               New York, New York
                                                                    May 11, 1999

            FOR VALUE RECEIVED, HORSESHOE GAMING, L.L.C., a Delaware limited liability company (the "Maker"), promises to pay, on or before the Maturity Date (as defined below), to the order of HORSESHOE GAMING HOLDING CORP., a Delaware corporation (the "Holder"), at the Maker's offices at 4024 South Industrial Road, Las Vegas, Nevada 89013, or in accordance with such other instructions as the Holder (or any other entity entitled to payment hereunder) may hereafter designate from time to time in writing, the principal sum of TWO HUNDRED FORTY MILLION, THREE HUNDRED FORTY-NINE THOUSAND, ONE HUNDRED TWENTY-FIVE DOLLARS ($240,349,125.00 ) in lawful money of the United States, with interest on the unpaid principal amount from the date of this Promissory Note (together with all supplements, amendments or modifications hereto and replacements or renewals hereof, this "Note") to and including the date of payment, calculated as provided below.

            All references in this Note to the "Indenture" are to the Indenture, dated as of the date hereof, by and between the Holder and U.S. Trust Company, National Association, as trustee, under which the Holder is issuing on the date hereof $600,000,000 in aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes").

            1. Principal Balance. As used herein, "Principal Balance" means the outstanding principal balance of this Note from time to time.

            2. Maturity Date. As used herein, "Maturity Date" means the first Business Day (as defined in the Indenture) after the earlier of (a) the date of consummation of the Empress Merger (as defined in the Indenture) or (b) a Triggering Event Mandatory Redemption Date (as defined in the Indenture). Notwithstanding the foregoing, if an Event of Default (as defined in the Indenture) occurs and is continuing, then this Note shall accelerate and the Principal Balance, and all accrued and unpaid interest thereon, shall be immediately due and payable.
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            3. Interest. The Principal Balance shall bear simple interest at the rate of 8 5/8% per annum, calculated on the basis of a 360-day year, and payable on each May 15 and November 15, beginning November 15, 1999.

            4. [Intentionally omitted.]

            5. No Usury. This Note is subject to the express condition that at no time shall the Maker be required to pay interest on the Principal Balance at a rate that could subject the Holder to civil or criminal liability. If at any time the terms of this Note require the Maker to pay interest on the Principal Balance at a rate exceeding the maximum rate that the Maker is permitted by law to contract or agree to pay, the interest rate shall immediately decline to the maximum rate allowed by law, interest payable hereunder shall be computed at that maximum rate, and the portion of all previous interest payments in excess of the maximum rate shall be deemed to have been applied to reduce the Principal Balance then outstanding. This paragraph shall supersede any other provision to the contrary in any agreement between the Maker and the Holder.

            6. Maker's Waivers. The Maker, for itself, its successors and its assigns, hereby waives presentment and demand for payment, notice of dishonor, notice of non-payment, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred, including attorneys' fees, charges and disbursements (which amounts shall be added to the Principal Balance). No extension of time for payment of this Note and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Maker hereunder.

            7. Registration. The Maker shall keep, or cause to be kept, books for the registration of this Note showing the name and address of the Holder, the principal amount of this Note, the date of this Note, the identity of any entity holding a security interest or pledge of this Note, and a copy of the pledge agreement creating that security interest or pledge. The Maker may deem and treat the registered holder of this Note as the absolute owner for all purposes, except as provided in any such pledge agreement. This Note may only be exchanged for another Note of like tenor when surrendered to the Maker at its principal offices accompanied by written request to transfer the Note by a person authorized to make the request, and upon its surrender for exchange the Maker shall cancel this Note.


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            8. Choice of Law. This Note and the rights and obligations of the
Holder and the Maker hereunder shall be construed in accordance with, and the foregoing shall be governed by, the laws of the State of New York including, without limitation, Section 5-1401 of The New York General Obligations Law.

            9. Amendment. No amendment of this Note shall be valid unless it is in writing and signed by the Holder. Notwithstanding the foregoing, if the Maker has created a security interest in this Note, no amendment signed by the Holder will be valid unless the beneficiary of the Pledge Agreement creating that security interest has also signed the amendment.

            10. Authorization. The undersigned individual hereby represents and warrants that (a) he or she is an officer of the Maker; (b) the Maker has duly authorized the execution and delivery of this Note; and (c) the execution and delivery of this Note does not conflict with any provision of law, any court judgment or order, or any agreement to which the Maker or any of its affiliates is a party.

            11. Headings. The Section headings in this Note are for convenience of reference only and may not be used to construe, restrict, alter or affect the meaning or interpretation of any provision in this Note.

            12. Guarantees. Horseshoe Entertainment, L.P., a Louisiana limited partnership, and Robinson Property Group, Limited Partnership, a Mississippi limited partnership, have executed written guarantees, dated as of the date hereof, of the Maker's payment of this Note and its performance of all its other obligations hereunder.


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            IN WITNESS WHEREOF, the Maker has duly executed this Note on the date first above written.

                                        MAKER:

                                        HORSESHOE GAMING, L.L.C., a
                                        Delaware limited liability company

                                        By: Horseshoe Gaming, Inc.,
                                              its Manager

                                        By: /s/ Kirk C. Saylor
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                                            Name: Kirk C. Saylor
                                            Title: Chief Financial Officer and
                                                   Treasurer